Exhibit 99.1

For Immediate Release

Investor Contact: Will Gabrielski VP, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh VP, External Communications 212.739.7212 Brendan.Ranson-Walsh@aecom.com

AECOM reports fiscal fourth quarter and full year 2016 results

LOS ANGELES (November 14, 2016) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, today reported fourth quarter revenue of $4.3 billion and full year revenue of $17.4 billion. Net income(1) and diluted earnings per share(1) were $7 million and $0.05 in the fourth quarter, respectively. Net income(1) and diluted earnings per share(1) were $96 million and $0.62 for the full year. On an adjusted basis, diluted earnings per share(2) was $0.65 for the fourth quarter and $3.00 for the full year.

	Fourth Quarter					Full Year
($ in millions, except EPS)	As Reported		Adjusted (Non-GAAP)		Adjusted YoY % Change	As Reported		Adjusted (Non-GAAP)		Adjusted YoY % Change
Revenue	$4,323		—		(8)%	$17,411		—		(3)%
Operating Income	$69		$187	(3)	(34)%	$376		$894	(3)	(6)%
Net Income	$7	(1)	$102	(2)	(31)%	$96	(1)	$468	(2)	0%
EPS (Fully Diluted)	$0.05	(1)	$0.65	(2)	(32)%	$0.62	(1)	$3.00	(2)	(3)%
Operating Cash Flow	$363		—		31%	$814		—		7%
Free Cash Flow(4)	—		$326		22%	—		$677		(3)%
Backlog	$42,771		—		(1)%
Wins	$6,300		—		N/A

Note: All comparisons are year over year unless otherwise noted, and use adjusted or Non-GAAP figures where available.

•                  Achieved full year adjusted EPS(2) and free cash flow(4) guidance

•                  Have now paid down $1.2 billion of debt since closing the URS transaction two years ago

•                  Delivered second-consecutive year of double-digit growth in Building Construction

•                  Continued strong profitability in Management Services with nearly $25 billion of bids under client evaluation

•                  Record $6.3 billion of wins in the fourth quarter, reflecting the strength of our combined platform and growing client demand for design, build, finance, and operate services

Commenting on the results, Michael S. Burke, AECOM’s chairman and chief executive officer, said, “We achieved our EPS and free cash flow targets. However, our fiscal 2016 financial performance was negatively impacted by market challenges, including uneven client spending in our Americas Design business, continued market pressures from low oil and gas prices, and lower than anticipated earnings contributions from the sizable power and industrial construction wins in the second half of the year due to the timing.

“Importantly, we entered fiscal 2017 with strong momentum, and our confidence in the long-term trajectory of our business has never been greater. Our $6.3 billion of wins in the fourth quarter marked a new high, highlighted by the new NFL Rams stadium in Los Angeles and a 1.6 book-to-burn(5) in our Americas Design business. We have a growing pipeline of pursuits that leverage our design, build, finance, and operate capabilities, including $7 billion of combined pursuits led by our Construction Services business alone. And our Management Services segment is poised to deliver significant backlog growth with $25 billion of bids under client review, much of which are in the mission critical and intelligence sector. These successes reflect the progress we have made to position our industry-leading capabilities to win larger, more complex projects in new markets.”

Stephen M. Kadenacy, AECOM’s president and chief operating officer, added, “We have integrated two large organizations and now have the industry’s best people, systems, and capabilities focused on growth. We are focused on driving collaboration across the company to meet our clients’ growing demands for integrated delivery.”

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Wins and Backlog

Wins in the quarter of $6.3 billion resulted in a book-to-burn ratio(5) of 1.4. Wins were driven by broad success in the Americas Design market, the selection to build the NFL Rams stadium in Los Angeles, and over $700 million of O&M wins with core oil and gas clients. Total backlog increased 4% from the third quarter to $42.8 billion. Backlog now includes the proportionate contract value of projects accounted for under the equity method.

Business Performance

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services, Construction Services and Management Services.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the fourth quarter was $1.9 billion. Constant-currency organic(6) revenue declined 3.7% due primarily to a decline in the Americas partially offset by continued growth in the U.K. Full year revenue was $7.7 billion, and constant-currency organic(6) revenue declined 1.3%. Adjusted operating income(3) was $102 million and $514 million in the fourth quarter and full year, respectively.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the fourth quarter was $1.6 billion. Full year revenue was $6.5 billion, a decline of 3.0%, with nearly 20% growth in the Building Construction business offset by weakness in the oil and gas market. Adjusted operating income(3) was $23 million and $97 million in the fourth quarter and full year, respectively.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the fourth quarter and full year was $857 million and $3.3 billion, respectively. Adjusted operating income(7) was $90 million and $399 million in the fourth quarter and full year, respectively. Fourth quarter operating income benefitted from resolutions of project and legal matters. The impact to adjusted EPS was $0.07. In addition, fourth quarter operating income benefitted from a $27 million project performance incentive award.

Tax Rate

The effective tax rate(8) for adjusted earnings was 19.0% and 21.0% for the fourth quarter and full year, respectively. The tax rate was lower than anticipated in the fourth quarter due primarily to the jurisdictional mix of income. The full year tax rate was lower than anticipated due primarily to the benefit from the reversal of a deferred tax asset valuation allowance in the third quarter. Our adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income (loss).(8) The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

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Cash Flow

Free cash flow(4) for the fourth quarter was $326 million. For the full year, AECOM generated free cash flow of $677 million, which was within the Company’s guidance of $600 million to $800 million.

Balance Sheet

As of September 30th, 2016, AECOM had $692.1 million of total cash and cash equivalents, $3.4 billion of net debt and $888.4 million in unused capacity under its $1.05 billion revolving credit facility. Total debt has declined by $1.2 billion since closing the URS acquisition in October, 2014.

Financial Outlook

AECOM is initiating fiscal year 2017 adjusted EPS(2) guidance of $2.70 to $3.10, which includes approximately $0.20 of anticipated gains related to AECOM Capital realizations.

The Company expects fiscal 2017 full year interest expense, excluding amortization of deferred financing fees, of approximately $190 million and a full-year share count of 159 million.

The Company expects an effective tax rate(8) for adjusted earnings of approximately 20%, which is similar to fiscal 2016.

The Company expects $30 million of acquisition and integration expenses during the fiscal year.

Fiscal year 2017 capital expenditures(9) are expected to be approximately $115 million. The Company expects depreciation expense of approximately $165 million and the amortization of intangible assets(10) to be approximately $95 million.

Kadenacy Named President and Chief Operating Officer

Stephen M. Kadenacy, in addition to his existing operational duties as president, has been given the added title of chief operating officer. Mr. Kadenacy will continue to be responsible for AECOM’s global operations, and oversee strategy and mergers and acquisitions.

Conference Call

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

(1) Defined as attributable to AECOM.

(2) Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(3) Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(4) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

(5) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(6) Organic growth is at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(7) Excluding intangible amortization.

(8) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(9) Capital expenditures, net of proceeds from disposals.

(10) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM (NYSE: ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM companies had revenue of approximately $17.4 billion during the 12 months ended September 30, 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets, AECOM Capital contribution gains, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following:  demand for our services is cyclical; uncertainties related to government contract appropriations; Budget Control Act of 2011; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; Brexit; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net and operating income to exclude the impact of prior acquisitions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G tables at the back of this release.

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AECOM

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2015	Sep 30, 2016	% Change	Sep 30, 2015	Sep 30, 2016	% Change
Revenue	$4,723,637	$4,323,096	(8.5)%	$17,989,880	$17,410,825	(3.2)%
Cost of revenue	4,553,009	4,175,917	(8.3)%	17,454,692	16,768,001	(3.9)%
Gross profit	170,628	147,179	(13.7)%	535,188	642,824	20.1%

Equity in earnings of joint ventures	29,917	21,240	(29.0)%	106,245	104,032	(2.1)%
General and administrative expenses	(25,422)	(28,131)	10.7%	(113,975)	(115,088)	1.0%
Acquisition and integration expenses	(79,883)	(71,215)	(10.9)%	(398,440)	(213,642)	(46.4)%
Loss on disposal activities	—	—	0.0%	—	(42,589)	0.0%
Income from operations	95,240	69,073	(27.5)%	129,018	375,537	191.1%

Other income	7,470	2,894	(61.3)%	19,139	8,180	(57.3)%
Interest expense	(60,046)	(73,405)	22.2%	(299,627)	(258,162)	(13.8)%
Income (loss) before income tax expense	42,664	(1,438)	(103.4)%	(151,470)	125,555	(182.9)%

Income tax expense (benefit)	16,187	(14,325)	(188.5)%	(80,237)	(37,917)	(52.7)%

Net income (loss)	26,477	12,887	(51.3)%	(71,233)	163,472	(329.5)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(25,421)	(5,683)	(77.6)%	(83,612)	(67,363)	(19.4)%

Net income (loss) attributable to AECOM	$1,056	$7,204	582.2%	$(154,845)	$96,109	(162.1)%

Net income (loss) attributable to AECOM per share:
Basic	$0.01	$0.05	400.0%	$(1.04)	$0.62	(159.6)%
Diluted	$0.01	$0.05	400.0%	$(1.04)	$0.62	(159.6)%

Weighted average shares outstanding:
Basic	153,779	156,320	1.7%	149,605	154,772	3.5%
Diluted	155,231	157,856	1.7%	149,605	156,073	4.3%

Balance Sheet Information

(in thousands)

	September 30, 2015	September 30, 2016
Balance Sheet Information:
Total cash and cash equivalents	$683,893	$692,145
Accounts receivable — net	4,841,450	4,531,460
Working capital	1,410,033	696,015
Total debt	4,606,938	4,125,290
Total assets	14,014,298	13,726,745
Total AECOM stockholders’ equity	3,407,748	3,366,921

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AECOM

Reportable Segments

(in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended September 30, 2016
Revenue	$1,906,978	$1,559,558	$856,560	$—	$4,323,096
Cost of revenue	1,823,963	1,556,235	795,719	—	4,175,917
Gross profit	83,015	3,323	60,841	—	147,179
Equity in earnings of joint ventures	2,657	9,256	9,327	—	21,240
General and administrative expenses	—	—	—	(28,131)	(28,131)
Acquisition and integration expenses	—	—	—	(71,215)	(71,215)
Income (loss) from operations	$85,672	$12,579	$70,168	$(99,346)	$69,073

Gross profit as a % of revenue	4.4%	0.2%	7.1%	—	3.4%

Three Months Ended September 30, 2015
Revenue	$2,041,749	$1,797,115	$884,773	$—	$4,723,637
Cost of revenue	1,942,894	1,781,734	828,381	—	4,553,009
Gross profit	98,855	15,381	56,392	—	170,628
Equity in earnings of joint ventures	3,532	5,967	20,418	—	29,917
General and administrative expenses	—	—	—	(25,422)	(25,422)
Acquisition and integration expenses	—	—	—	(79,883)	(79,883)
Income (loss) from operations	$102,387	$21,348	$76,810	$(105,305)	$95,240

Gross profit as a % of revenue	4.8%	0.9%	6.4%	—	3.6%

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AECOM

Reportable Segments

(in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Twelve Months Ended September 30, 2016
Revenue	$7,655,803	$6,501,319	$3,253,703	$—	$17,410,825
Cost of revenue	7,273,291	6,470,221	3,024,489	—	16,768,001
Gross profit	382,512	31,098	229,214	—	642,824
Equity in earnings of joint ventures	8,859	18,162	77,011	—	104,032
General and administrative expenses	—	—	—	(115,088)	(115,088)
Acquisition and integration expenses	—	—	—	(213,642)	(213,642)
Loss on disposal activities	—	(42,589)	—	—	(42,589)
Income (loss) from operations	$391,371	$6,671	$306,225	$(328,730)	$375,537

Gross profit as a % of revenue	5.0%	0.5%	7.0%	—	3.7%

Contracted backlog	$8,035,454	$11,962,511	$3,711,723	$—	$23,709,688
Awarded backlog	6,328,531	5,132,931	3,945,313	—	15,406,775
Unconsolidated JV backlog	—	2,612,668	1,042,070	—	3,654,738
Total backlog	$14,363,985	$19,708,110	$8,699,106	$—	$42,771,201

Twelve Months Ended September 30, 2015
Revenue	$7,962,856	$6,676,741	$3,350,283	$—	$17,989,880
Cost of revenue	7,663,565	6,633,907	3,157,220	—	17,454,692
Gross profit	299,291	42,834	193,063	—	535,188
Equity in earnings of joint ventures	6,626	22,950	76,669	—	106,245
General and administrative expenses	—	—	—	(113,975)	(113,975)
Acquisition and integration expenses	—	—	—	(398,440)	(398,440)
Income (loss) from operations	$305,917	$65,784	$269,732	$(512,415)	$129,018

Gross profit as a % of revenue	3.8%	0.6%	5.8%	—	3.0%

Contracted backlog	$8,573,471	$11,190,214	$4,703,981	$—	$24,467,666
Awarded backlog	5,732,258	5,559,937	4,439,463	—	15,731,658
Unconsolidated JV backlog		933,479	1,995,993	—	2,929,472
Total backlog	$14,305,729	$17,683,630	$11,139,437	$—	$43,128,796

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended September 30, 2016			Twelve Months Ended September 30, 2016
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,323.1	$—	$4,323.1	$17,410.8	$302.0	$17,108.8
Design & Consulting Services	1,907.0	—	1,907.0	7,655.8	119.2	7,536.6
Construction Services	1,559.6	—	1,559.6	6,501.3	90.8	6,410.5
Management Services	856.5	—	856.5	3,253.7	92.0	3,161.7

Reconciliation of Net Income Attributable to AECOM to EBITDA

	Three Months Ended			Twelve Months Ended
	Sep 30, 2015	Jun 30 2016	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016

Net income (loss) attributable to AECOM	$1.1	$67.4	$7.2	$(154.8)	$96.1
Income tax expense (benefit)	16.2	(35.1)	(14.3)	(80.2)	(37.9)
Income (loss) attributable to AECOM before income taxes	17.3	32.3	(7.1)	(235.0)	58.2
Depreciation and amortization expense(1)	151.3	98.3	92.1	607.0	414.5
Interest income(2)	(1.0)	(1.2)	(1.3)	(4.8)	(4.3)
Interest expense(3)	54.2	57.1	55.4	282.5	225.8
EBITDA	$221.8	$186.5	$139.1	$649.7	$694.2

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries

(2) Included in other income

(3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016
Short-term debt	$2.8	$20.8	$26.3
Current portion of long-term debt	157.6	333.3	340.0
Long-term debt	4,446.5	3,941.1	3,759.0
Total debt	4,606.9	4,295.2	4,125.3
Less: Total cash and cash equivalents	683.9	628.0	692.1
Net debt	$3,923.0	$3,667.2	$3,433.2

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016
Net cash provided by operating activities	$282.6	$50.0	$153.8	$278.0	$78.0	$113.2	$260.1	$362.9
Capital expenditures, net of disposals	(25.0)	(30.6)	(3.7)	(10.1)	(0.8)	(30.3)	(68.8)	(36.9)
Free cash flow	$257.6	$19.4	$150.1	$267.9	$77.2	$82.9	$191.3	$326.0

	Fiscal Years Ended Sep 30,
	2014	2015	2016
Net cash provided by operating activities	$360.6	$764.4	$814.2
Capital expenditures, net	(62.8)	(69.4)	(136.8)
Free cash flow	$297.8	$695.0	$677.4

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AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-Core Businesses and Assets

	Three Months Ended			Twelve Months Ended
	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016

Income from operations	$95.2	$110.4	$69.0	$129.0	$375.5
Non-core operating losses	—	14.4	9.9	—	36.9
Acquisition and integration expenses	79.9	50.6	71.3	398.5	213.7
Loss on disposal activities	—	—	—	—	42.6
Amortization of intangible assets	108.3	43.8	36.6	428.3	225.4
Adjusted income from operations	$283.4	$219.2	$186.8	$955.8	$894.1

Income (loss) before income tax expense	$42.7	$49.3	$(1.4)	$(151.5)	$125.6
Non-core operating losses	—	14.4	9.9	—	36.9
Acquisition and integration expenses	79.9	50.7	71.2	398.5	213.6
Loss on disposal activities	—	—	—	—	42.6
Amortization of intangible assets	108.3	43.8	36.6	428.3	225.4
Financing charges in interest expense	3.9	5.1	17.6	79.8	30.9
Adjusted income before income tax expense	$234.8	$163.3	$133.9	$755.1	$675.0

Income tax expense (benefit)	$16.3	$(35.1)	$(14.3)	$(80.2)	$(37.9)
Tax effect of the above adjustments…	34.2	53.1	38.3	256.1	162.4
Adjusted income tax expense	$50.5	$18.0	$24.0	$175.9	$124.5

… Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(25.4)	$(17.0)	$(5.7)	$(83.6)	$(67.4)
Amortization of intangible assets included in NCI, net of tax	(11.0)	(2.2)	(2.3)	(29.6)	(15.0)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(36.4)	$(19.2)	$(8.0)	$(113.2)	$(82.4)

Net income (loss) attributable to AECOM	$1.1	$67.4	$7.2	$(154.8)	$96.1
Non-core operating losses	—	14.4	9.9	—	36.9
Acquisition and integration expenses	79.9	50.7	71.2	398.5	213.6
Amortization of intangible assets	108.3	43.8	36.6	428.3	225.4
Loss on disposal activities	—	—	—	—	42.6
Financing charges in interest expense	3.9	5.1	17.6	79.8	30.9
Tax effect of the above adjustments	(34.3)	(53.1)	(38.2)	(256.2)	(162.3)
Amortization of intangible assets included in NCI, net of tax	(11.0)	(2.2)	(2.3)	(29.6)	(15.0)
Adjusted net income attributable to AECOM	$147.9	$126.1	$102.0	$466.0	$468.2

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AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-Core Businesses and Assets

	Three Months Ended			Twelve Months Ended
	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016

Net income (loss) attributable to AECOM — per diluted share*	$0.01	$0.43	$0.05	$(1.04)	$0.62
Per diluted share adjustments:
Non-core operating losses	—	0.09	0.06	—	0.24
Acquisition and integration expenses	0.51	0.32	0.45	2.63	1.37
Amortization of intangible assets	0.70	0.28	0.23	2.83	1.44
Loss on disposal activities	—	—	—	—	0.27
Financing charges in interest expense	0.03	0.03	0.11	0.54	0.20
Tax effect of the above adjustments	(0.23)	(0.33)	(0.24)	(1.68)	(1.04)
Amortization of intangible assets included in NCI, net of tax	(0.07)	(0.01)	(0.01)	(0.20)	(0.10)
Adjusted net income attributable to AECOM — per diluted share*	$0.95	$0.81	$0.65	$3.08	$3.00
Weighted average shares outstanding — diluted	155.2	156.2	157.9	151.3	156.1

*When there is a net loss, basic and dilutive GAAP EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

EBITDA(1)	$221.8	$186.5	$139.1	$649.7	$694.2
Non-core operating losses	—	14.4	9.9	—	36.9
Acquisition and integration expenses	79.8	50.7	71.2	398.4	213.6
Loss on disposal activities	—	—	—	—	42.6
Depreciation expense included in acquisition and integration expense line above	(6.6)	(7.7)	(9.0)	(20.9)	(28.8)
Adjusted EBITDA	$295.0	$243.9	$211.2	$1,027.2	$958.5
Other expense	(7.5)	(1.5)	(2.9)	(19.2)	(8.2)
Interest expense(2)	1.0	1.2	1.3	4.8	4.3
Depreciation(3)	(37.2)	(43.6)	(30.7)	(170.3)	(142.9)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	25.4	16.9	5.7	83.6	67.4
Amortization of intangible assets included in NCI, net of tax	6.7	2.3	2.2	29.7	15.0
Adjusted income from operations	$283.4	$219.2	$186.8	$955.8	$894.1

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA

(2) Included in other income

(3) Excluding acquisition and integration related expense

—more—

11-11-11

AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Segment Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-Core Businesses and Assets

	Three Months Ended			Twelve Months Ended
	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016

Segment income from Operations
Design & Consulting Services Segment:
Income from operations	$102.4	$124.0	$85.7	$305.9	$391.4
Non-core operating losses	—	14.4	9.9	—	31.7
Amortization of intangible assets	50.3	11.5	6.9	197.7	90.9
Adjusted income from operations	$152.7	$149.9	$102.5	$503.6	$514.0

Construction Services Segment:
Income from operations	$21.4	$12.6	$12.6	$65.8	$6.7
Non-core operating losses	—	—	—	—	5.2
Loss on disposal activities	—	—	—	—	42.6
Amortization of intangible assets	20.4	10.6	10.0	86.1	42.1
Adjusted income from operations	$41.8	$23.2	$22.6	$151.9	$96.6

Management Services Segment:
Income from operations	$76.7	$53.3	$70.1	$269.7	$306.2
Amortization of intangible assets	37.6	21.7	19.7	144.5	92.4
Adjusted income from operations	$114.3	$75.0	$89.8	$414.2	$398.6

FY17 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2017

Implied GAAP EPS Guidance	$ 2.06 to $ 2.46
Adjusted EPS Excludes:
Amortization of intangible assets	$ 0.60
Acquisition and integration-related expenses	$ 0.19
Financing charges in interest expense	$ 0.09
Tax effect of the above items*	$ (0.24)
Adjusted EPS Guidance (Non-GAAP)	$ 2.70 to $ 3.10

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

***